Exhibit 10.04

Execution Version

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

June 17, 2016

among

WEST CORPORATION,

as Borrower,

the other Grantors party hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Credit Agreement Collateral Agent,

U.S. BANK NATIONAL ASSOCIATION,

as the Initial Other Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

FIRST LIEN INTERCREDITOR AGREEMENT

This FIRST LIEN INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, extended, supplemented and/or otherwise modified from time to time, this “Agreement”), dated as of June 17, 2016 among WEST CORPORATION, a Delaware corporation (the “Borrower”), the other Grantors party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Initial Other First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Other First Lien Secured Parties of the Series (as each such term is defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms; Construction.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement (as defined below) or, if defined in the New York UCC, the meanings specified therein.

(b) As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereto.

“Authorized Representative” means, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Credit Agreement Collateral Agent, (ii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Secured Parties, the Initial Other Authorized Representative, and (iii) in the case of any Series of Other First Lien Obligations or Other First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent, and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (x) at any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent with respect to such Shared Collateral, the Credit Agreement Secured Parties and (y) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Controlling Collateral Agent for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of October 24, 2006 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 15, 2012, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 24, 2012, Amendment No. 3 to Amended and Restated Credit Agreement; Amendment No. 1 to Guarantee Agreement, dated as of February 20, 2013, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 24, 2014, Amendment No. 5 to Amended and Restated Credit Agreement, dated as of July 1, 2014, Amendment No. 6 to Amended and Restated Credit Agreement, dated as of November 24, 2015 and Amendment No. 7 to Amended and Restated Credit Agreement, dated as of the date hereof, as may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among West Corporation, the lending institutions from time to time parties thereto, Wells Fargo Bank, National Association, as administrative agent and the other parties thereto from time to time.

“Credit Agreement Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Credit Agreement Collateral Documents” means the Security Agreement, the other Collateral Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing (or purporting to secure) and/or perfecting any Credit Agreement Obligation.

“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Other First Lien Document which has been designated in writing by the Credit Agreement Collateral Agent (under the Credit Agreement so Refinanced) to the Initial Other Authorized Representative and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

“First Lien Security Documents” means, collectively, (i) the Credit Agreement and the Credit Agreement Collateral Documents and (ii) the Other Security Documents.

“Grantors” means the Borrower and each Subsidiary or direct or indirect parent of the Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including any such Person which becomes a party to this Agreement as contemplated by Section 5.15). The Grantors existing on the date hereof are set forth in Annex II hereto.

“Impairment” shall have the meaning assigned to such term in Section 1.03.

“Interest Expenses” means all interest, commitment fees, letter of credit fees, participation fees, maintenance fees and breakage costs in respect of outstanding First Lien Obligations.

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other First Lien Agreement” means that certain Indenture dated as of the date hereof, among the Borrower, the Subsidiaries identified therein, the Initial Other Authorized Representative and U.S. Bank National Association, as trustee, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Initial Other First Lien Documents” means the Initial Other First Lien Agreement, the debt securities issues thereafter, the Initial Other First Lien Security Agreement and any collateral agreements, security documents, guarantees and other operative agreements evidencing or governing the Indebtedness thereunder and the Liens securing or purporting to secure such Indebtedness.

“Initial Other First Lien Obligations” means holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representatives.

“Initial Other First Lien Secured Parties” means the holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representative.

“Initial Other First Lien Security Agreement” means the Security Agreement, dated as of the date hereof, among the Borrower, the Initial Other Authorized Representative and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex I hereto or such other form as shall be reasonably approved by the Controlling Collateral Agent.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Other First Lien Obligations, that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Credit Agreement Obligations) with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Other First Lien Obligations which have an equal outstanding principal amount, the Series of Other First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (b) the Controlling Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (ii) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (A) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (B) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Obligations” means any Indebtedness or other obligations incurred by the Borrower or any of its Subsidiaries and secured by a first lien on all or a portion of the Collateral owed to the Non-Controlling Secured Parties.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Non-Shared Collateral” shall have the meaning assigned to such term in Section 2.01(d).

“Other First Lien Agreement” means any indenture, notes, credit agreements or other agreement evidencing the Other First Lien Obligations (including the Initial Other First Lien Agreement).

“Other First Lien Documents” means, with respect to any Series of Other First Lien Obligations, the Other First Lien Agreement, the Other Security Documents and the security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Other First Lien Documents and each other agreement entered into for the purpose of securing any Series of Other First Lien Obligations; provided that in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to Section 5.13.

“Other First Lien Obligations” means any Indebtedness or other obligations (other than Credit Agreement Obligations but including the Initial Other First Lien Obligations) incurred by the Borrower or any of its Subsidiaries and secured by a lien ranking pari passu with the liens securing other First Lien Obligations on all or a portion of the Collateral, provided that the holder of such Indebtedness or other obligations (or the agent, trustee or representative acting on behalf of the holder of such Indebtedness or other obligation) shall either be a party hereto or shall have executed and delivered to the Controlling Collateral Agent a Joinder Agreement pursuant to which such holder (or such agent, trustee or representative acting on behalf of such holder) has become a party to this Agreement and has agreed to be bound by the obligations of a “First Lien Secured Party” under the terms of this Agreement.

“Other First Lien Secured Party” means the holders of any Other First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other First Lien Secured Parties.

“Other Security Document” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that creates or purports to create, Liens on any assets or properties of any Grantor to secure any of the Other First Lien Obligations, including the Initial Other First Lien Security Agreement.

“Possessory Collateral” means any Shared Collateral in the possession and/or control of any Authorized Representative (or its agents or bailees), to the extent that possession and/or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession and/or under the control of any Authorized Representative under the terms of the First Lien Security Documents.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restate, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and the Loan Documents (as defined in the Credit Agreement), (ii) the Initial Other First Lien Agreement and the other Initial Other First Lien Documents and (iii) each Other First Lien Agreement and the other Other First Lien Documents for Other First Lien Obligations incurred after the date hereof.

“Security Agreement” means the “Security Agreement” as defined in the Credit Agreement.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First Lien Secured Parties (in their capacities as such) and (iii) the Other First Lien Secured Parties (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties), and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First Lien Obligations and (iii) the Other First Lien Obligations incurred after the date hereof pursuant to any Other First Lien Agreement, the holders of which, pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives on behalf of such holders) hold, a valid and perfected security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “hereto”, “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vi) the term “or” is not exclusive.

Section 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any limitation on the amount that is permitted to be secured without equally and ratably securing the Indebtedness which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any other provision of any Bankruptcy Law), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with respect to Shared Collateral

Section 2.01 Priority and Payment of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any other First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Borrower or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or any other First Lien Secured Party on account of such enforcement of rights or remedies or distribution in respect thereof in any Bankruptcy Case or received by the Controlling Collateral Agent or any other First Lien Secured Party pursuant to any such intercreditor agreement (other than this Agreement) with respect to such Shared Collateral (subject, in the case of any such proceeds, payment or distribution, to the sentence immediately following) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such payment or distribution being collectively referred to as “Proceeds”), shall be applied by the Controlling Collateral Agent in the order specified in clause (e) of this Section 2.01. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and authorizes each of the Credit Agreement Collateral Agent and Initial Other Authorized Representative to execute and deliver such documents as may be reasonably required to evidence such equal priority (including any memoranda of Intercreditor agreement required by a title company with respect to any mortgages), in each case, in form and substance reasonably acceptable to the Credit Agreement Collateral Agent and the Initial Other Authorized Representative.

(d) Notwithstanding anything in this Agreement, any Secured Credit Document or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit, including any cash and cash equivalents held by the Credit Agreement Collateral Agent pursuant to Section 2.03(g) of the Credit Agreement as in effect on the date hereof (or as amended or otherwise modified in accordance with the terms of this Agreement or any equivalent successor provision) (the “Non-Shared Collateral”) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral and it is understood and agreed that this Agreement shall not restrict the rights of any Credit Agreement Secured Party to pursue enforcement proceedings, exercise remedies or make determinations with respect to the Non-Shared Collateral in accordance with the Credit Agreement.

(e) Regardless of any Insolvency or Liquidation Proceeding that has been commenced by or against the Borrower or any other Loan Party, Collateral or any proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies under the First Lien Security Documents by the Controlling Collateral Agent or any other First Lien Secured Party shall be applied in the following order (it being agreed that the Controlling Collateral Agent and each other First Lien Secured Party shall apply such amounts in the following order as promptly as is reasonably practicable after the receipt thereof):

(i) first, on a pro rata basis, to the payment of all amounts due to each Authorized Representative, and, without duplication of any amounts described in clause (d) above, any letter of credit issuer (in their respective capacities as such) (other than amounts constituting Interest Expenses) under the Credit Agreement or any Other First Lien Agreement, excluding in the case of any letter of credit issuer, amounts payable in connection with any unreimbursed amount under any letter of credit;

(ii) second, on a pro rata basis to any First Lien Secured Party that has theretofore advanced or paid any fees to any Authorized Representative or any letter of credit issuer, other than any amounts covered by clause (e)(i) above, an amount equal to the amount thereof so advanced or paid by such First Lien Secured Party and for which such First Lien Secured Party has not been previously reimbursed;

(iii) third, on a pro rata basis, to the payment of, without duplication, all principal and other amounts then due and payable in respect of the First Lien Obligations (including cash collateralization of all outstanding letters of credit as required under the Credit Agreement or any other applicable Other First Lien Agreement); and

(iv) last, the balance, if any, after all of the First Lien Obligations have been indefeasibly paid in full in cash, to the Borrower and the other Grantors or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) (i) Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative or Non-Controlling Secured Party and (iii) no Non-Controlling Authorized Representative or Non-Controlling Secured Party shall or shall instruct any Authorized Representative to, and no Non-Controlling Authorized Representative shall, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, receiver and manager, liquidator, custodian, administrator, sequestrator, monitor or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting in accordance with the applicable Secured Credit Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b) Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations with respect to the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object (or support any other Person in contesting, protesting or objecting) to any foreclosure proceeding or action brought by the Controlling Collateral Agent, or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or the Controlling Collateral Agent with respect to any Collateral not constituting Shared Collateral (including, without limitation, any Non-Shared Collateral).

(c) Each Authorized Representative and the Series of First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(d) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of the Credit Agreement Collateral Agent, the Initial Other Authorized Representative

or any other Authorized Representative to enforce this Agreement or (ii) the rights of any First Lien Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure First Lien Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

Section 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other First Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) if not the Controlling Collateral Agent, it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed by the Controlling Collateral Agent in accordance with the provisions of Section 2.01 hereof.

Section 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Controlling Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Authorized Representative for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that (i) the Liens in favor of each Authorized Representative for the benefit of each related Series of First Lien Secured Parties attach to any such Proceeds of such sale or disposition with the same priority vis-à-vis all the other First Lien Secured Parties as existed prior to the commencement of such sale or other disposition, and any such Liens shall remain subject to the terms of this Agreement until application thereof pursuant to Section 2.01 and shall be released and discharged upon the final conclusion of any foreclosure proceeding and (ii) any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Non-Controlling Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

(c) Without the prior written consent of the Credit Agreement Collateral Agent, the Initial Other Authorized Representative agrees that no Other Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Other Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(d) Without the prior written consent of the Initial Other Authorized Representative, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(e) In making determinations required by this Section 2.04, each Authorized Representative may conclusively rely on a certificate of an authorized officer of the Borrower stating that such amendment is permitted by Section 2.04(c) or (d), as the case may be.

(f) Each Authorized Representative that is not the Controlling Collateral Agent, for itself and on behalf of the First Lien Secured Parties of the Series for whom it is acting, hereby irrevocably appoints the Controlling Collateral Agent and any officer or agent of the Controlling Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Authorized Representative or First Lien Secured Party, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to evidence and confirm any release of Shared Collateral provided for in this Section 2.04.

Section 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its subsidiaries. All references herein to any Grantor shall include such Grantor as a debtor in possession and any receiver or trustee for such Grantor. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code.

(b) If the Borrower and/or any other Grantor shall become subject to a case or proceeding (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders

(the “DIP Lenders”) to the Borrower or such Grantor under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will not raise, join or support any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent, shall then oppose or object (or join in or support any objection) to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

Section 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference or other avoidance action under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

Section 2.07 Insurance. As between the First Lien Secured Parties, the Controlling Collateral Agent, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation, expropriation or similar proceeding affecting the Shared Collateral.

Section 2.08 Refinancings. The First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall be a party hereto or shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the Controlling Collateral Agent and the Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party for which such Possessory Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Controlling Collateral Agent, the Credit Agreement Collateral Agent shall (at the sole cost and expense of the Grantors), at the request of the Authorized Representative that is the Controlling Collateral Agent, promptly deliver all Possessory Collateral to such Authorized Representative together with any necessary endorsements (or otherwise allow such Authorized Representative to obtain control of such Possessory Collateral). The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby.

(a) The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09

(b) The duties or responsibilities of the Controlling Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amount of Liens and Obligations

Whenever the Controlling Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination or not make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Controlling Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Controlling Collateral Agent and each other Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

Section 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Controlling Collateral Agent to any Non-Controlling Secured Party or any other Person, regardless of whether an Event of Default has occurred or is continuing, or give any Non-Controlling Secured Party the right to direct the Controlling Collateral Agent, except that the Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent, trustee and/or administrative agent for such Shared Collateral, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent, the Initial Other Authorized Representative, or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Controlling Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by the Controlling Collateral Agent or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Borrower or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Whether or not the transactions contemplated hereby are consummated, the First Lien Secured Parties (other than U.S. Bank National Association solely in its capacity as Initial Other Authorized Representative and not on behalf of any other Initial Other First Lien Secured Parties) shall indemnify upon demand the Controlling Collateral Agent (other than U.S. Bank National Association solely in its capacity as Initial Other Authorized Representative, if applicable) and each of its Agent-Related Persons (to the extent not reimbursed by or on behalf of any Grantor and without limiting the obligation of any Grantor to do so), pro rata, and hold harmless each such Agent-Related Person from and against any and all liabilities incurred by it in connection with the performance of its duties under this Agreement and any Collateral Document such First Lien Secured Parties benefit from; provided that no First Lien Secured Party shall be liable for the payment to any Agent-Related Person of any portion of such indemnified liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction. In the case of any investigation, litigation or proceeding giving rise to any indemnified liabilities, this applies whether any such investigation, litigation or proceeding is brought by any First Lien Secured Party or any other Person. Without limitation of the foregoing, each First Lien Secured Party (other than U.S. Bank National Association solely in its capacity as Initial Other Authorized Representative and not on behalf of any other Initial Other First Lien Secured Parties) shall reimburse the Controlling Collateral Agent (other than U.S. Bank National Association solely in its capacity as Initial Other Authorized Representative, if applicable) upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Controlling Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Secured Credit Document, or any document contemplated by or referred to herein, to the extent that the Controlling Collateral Agent is not reimbursed for such expenses by or on behalf of the Grantors. The undertaking in this Section shall survive termination of this Agreement and the resignation of the Controlling Collateral Agent.

Section 4.02 Rights as a First Lien Secured Party. The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Other First Lien Secured Party” or “Other First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

Section 4.03 Exculpatory Provisions.

(a) The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents to which it is a party. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Controlling Collateral Agent is required to exercise; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement, any First Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction) or (C) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event of Default is given to the Controlling Collateral Agent by the Authorized Representative of such First Lien Obligations or the Borrower;

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (E) the existence, value or the sufficiency of any Collateral for any Series of First Lien Obligations, (F) the properties, books or records of any Loan Party or any Affiliate thereof, or (G) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent;

(vi) with respect to the Credit Agreement, any Other First Lien Agreement or any First Lien Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation;

(vii) may conclusively rely on any certificate of an officer of the Borrower provided pursuant to Section 2.04(d); and

(viii) shall not, beyond the exercise of reasonable care in the custody thereof and is otherwise specifically set forth herein, have any duty as to any of the Collateral in its possession or control or in the possession or control of any sub-agent or a bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Controlling Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at an time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Controlling Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier forwarding agency or other sub-agent or bailee selected by the Controlling Collateral Agent in good faith.

(b) Each First Lien Secured Party acknowledges that, in addition to acting as the initial Controlling Collateral Agent, Wells Fargo Bank, National Association also serves as Administrative Agent under the Credit Agreement and each First Lien Secured Party hereby waives any right to make any objection or claim against Wells Fargo Bank, National Association (or any successor Controlling Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Controlling Collateral Agent also serving as the Administrative Agent.

Section 4.04 Reliance by Controlling Collateral Agent. The Controlling Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Controlling Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Controlling Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Borrower or counsel for the Controlling Collateral Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Controlling Collateral Agent shall be fully justified in failing or refusing to take any action under any Secured Credit Document unless it shall first receive such advice or concurrence of the majority or such other amount of the Controlling Secured Parties as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the First Lien Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Controlling Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Secured Credit Document in accordance with a request or consent of the majority of the Controlling Secured Parties (or such greater number of Controlling Secured Parties as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 4.05 Delegation of Duties. The Controlling Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Controlling Collateral Agent. The Controlling Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Controlling Collateral Agent and any such sub-agent. The Controlling Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent, Affiliate of the Controlling Collateral Agent or any sub-agent thereto that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

Section 4.06 [Reserved].

Section 4.07 Non-Reliance on Controlling Collateral Agent and Other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Controlling Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Controlling Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 4.08 Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the Controlling Collateral Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the any Authorized Representative under any First Lien Security Document in accordance with Section 2.04.

ARTICLE V

Miscellaneous

Section 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrower or any other Grantor:

West Corporation

11808 Miracle Hills Drive

Omaha, NE 68154

(b) if to the Credit Agreement Collateral Agent, to it at:

Wells Fargo Bank, National Association

Corporate Banking – Technology, Media & Telecom Group

MAC D10530144

301 South College Street

Charlotte, NC 28202

(c) if to the Initial Other Authorized Representative, to it at:

U.S. Bank National Association

West Side Flats

60 Livingston Avenue

St. Paul, MN 55107

EP-MN-WS3C

Attn: West Corp Admin

(d) if to any additional Other Authorized Representative, to the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Controlling Collateral Agent and each other Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement or any supplement contemplated by Section 5.13 or Section 5.15) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Controlling Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement and upon such execution and delivery, such Authorized Representative and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, in connection with any Refinancing of First Lien Obligations of any Series, or the incurrence of Other First Lien Obligations of any Series, the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other First Lien Secured Party or any Loan Party), at the request of any Authorized Representative or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence in compliance with the Secured Credit Documents and are reasonably satisfactory to each such Authorized Representative, provided that any Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from a Responsible Officer of the Borrower to the effect that such Refinancing or incurrence is permitted by the then existing Secured Credit Documents.

Section 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 5.06 Severability. Any provision of this Agreement that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATION OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Section 5.08 Submission to Jurisdiction; Waivers; Consent to Service of Process. Each party hereto (and in the case of each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting) irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the City of New York, Borough of Manhattan, the courts of the United States for the Southern District of New York, and, in each case, appellate courts from any thereof;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and irrevocably waives any objection (to the extent permitted by applicable law) that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

Section 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

Section 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

Section 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Other First Lien Agreements), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of each of the then extant Secured Credit Documents, the Borrower may incur additional indebtedness after the date hereof that is secured on an equal and ratable basis by the Liens securing the First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis (which Lien shall rank on a pari passu basis with the Liens on the Shared Collateral securing all other First Lien Obligations), in each case under and pursuant to the Other First Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Additional Senior Class Debt Representative, and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement as an Authorized Representative by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement as an Authorized Representative,

(i) such Additional Senior Class Debt Representative, each Authorized Representative and each Grantor shall have executed and delivered a Joinder Agreement (with such changes as may be reasonably approved by the Controlling Collateral Agent and Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative constitutes Other First Lien Obligations and the related Additional Senior Class Debt Parties become subject hereto and bound hereby as Other First Lien Secured Parties;

(ii) the Borrower shall have (x) delivered to each Authorized Representative true and complete copies of each of the Other First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower and (y) identified in a certificate of a Responsible Officer the obligations to be designated as Other First Lien Obligations and the initial aggregate principal amount or face amount thereof and certified that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant First Lien Obligations and by the terms of the then extant Secured Credit Documents;

(iii) all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable in the reasonable judgment of such Additional Senior Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of such Additional Senior Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of such Additional Senior Class Debt Representative); and

(iv) the Other First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Authorized Representative, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Section 5.14 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Controlling Collateral Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

Section 5.15 Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, they will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Credit Agreement Collateral Agent, the Initial Other Authorized Representative and each additional Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Lien Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WEST CORPORATION

By	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer and Treasurer

WEST INTERACTIVE CORPORATION
WEST INTERACTIVE SERVICES CORPORATION
WEST SAFETY SERVICES, INC.
WEST UNIFIED COMMUNICATIONS SERVICES, INC., as Grantors

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer and Treasurer

CLIENTTELL, INC.

CORPORATE CARE WORKS, INC.

HEALTH ADVOCATE, INC.

HUMAN MANAGEMENT SERVICES, INC.

NORTHERN CONTACT, INC.

RELIANCE HOLDING, INC.

RELIANCE INTERMEDIATE, INC.

RX ADVOCATE, INC.

TWENTY FIRST CENTURY COMMUNICATIONS OF CANADA, INC.

WELLCALL, INC.

WEST COMMAND SYSTEMS, INC.

WEST IP COMMUNICATIONS, INC.

WEST RECEIVABLE SERVICES, INC.

WEST SAFETY COMMUNICATIONS OF VIRGINIA INC.

WEST SAFETY SOLUTIONS CORP.,

as Grantors

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer and Treasurer

[Signature Page to West – Pari Passu Intercreditor Agreement]

WEST CLAIMS RECOVERY SERVICES, LLC,
as a Grantor
By: West Receivable Services, Inc., its Member

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer and Treasurer

WEST TELECOM SERVICES HOLDINGS, LLC, as a Grantor
By Rubik Acquisition Company, LLC, its Member
By West Corporation, its Member

	By:	/s/ Jan D. Madsen
	Name:	Jan D. Madsen
	Title:	Chief Financial Officer and Treasurer

By Annex Holdings HC, LLC, its Member
By Rubik Acquisition Company, LLC, its Member
By West Corporation, its Member

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer and Treasurer

ANNEX HOLDINGS HC, LLC, as a Grantor
By Rubik Acquisition Company, LLC, its Member
By West Corporation, its Member

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer and Treasurer

[Signature Page to West – Pari Passu Intercreditor Agreement]

RUBIK ACQUISITION COMPANY, LLC
WEST FACILITIES, LLC
WEST REVENUE GENERATION SERVICES, LLC,as Grantors
By: West Corporation, its Member

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer and Treasurer

RELIANCE COMMUNICATIONS, LLC, as a Grantor
By: Reliance Intermediate, Inc., its Member

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer and Treasurer

CLIENTTELL LAB, LLC, as a Grantor
By: ClientTell, Inc., its Member

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer and Treasurer

[Signature Page to West – Pari Passu Intercreditor Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Credit Agreement Collateral Agent

By:	/s/ Mark B. Felker
Name:	Mark B. Felker
Title:	Managing Director

[Signature Page to West – Pari Passu Intercreditor Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as Initial Other Authorized Representative

By	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

[Signature Page to West – Pari Passu Intercreditor Agreement]

ANNEX I

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [                    ], is entered into by and among [                     ], as an Additional First Lien Secured Party (as defined below), and acknowledged by WEST CORPORATION, a Delaware corporation (the “Borrower”), and                     , in its capacity as Controlling Collateral Agent for the First Lien Secured Parties, under the Intercreditor Agreement (as defined below).

Reference is made to that certain Intercreditor Agreement (as amended, modified, restated or supplemented from time to time, the “Intercreditor Agreement”) dated as of June 17, 2016, by and among the Borrower, the Controlling Collateral Agent and certain other Persons party thereto from time to time. Capitalized terms used herein without definition shall have the meaning assigned to them in the Intercreditor Agreement.

The Intercreditor Agreement requires that any holder of additional obligations that are designated as First Lien Obligations must become a party to the Intercreditor Agreement by executing and delivering this Joinder Agreement.

The undersigned is entering into this Joinder Agreement pursuant to the Intercreditor Agreement in order to become a First Lien Secured Party under the Intercreditor Agreement and the First Lien Security Documents, and to benefit from the Collateral under and in accordance with the terms of the Intercreditor Agreement and the First Lien Security Documents (an “Additional First Lien Secured Party”). The undersigned is [acting as trustee/agent/Administrative Agent/Collateral Agent for] [[a] Lender(s)] [an Additional First Lien Secured Party] under the [describe relevant agreement] (the “Additional Document”).

The Additional First Lien Secured Party hereby becomes a Secured Party as [describe capacity]. The Additional First Lien Secured Party hereby agrees for the benefit of the Authorized Representatives and the First Lien Secured Parties as follows:

(a) The Additional First Lien Secured Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional First Lien Secured Party will be deemed to be a party to the Intercreditor Agreement, and, from and after the date hereof, shall have all of the obligations of [describe capacity] thereunder as if it had executed the Intercreditor Agreement.

(b) The Additional First Lien Secured Party hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to a First Lien Secured Party and [describe additional capacity] contained in the Intercreditor Agreement and the other First Lien Security Documents.

(c) To the extent the Additional First Lien Secured Party is an agent or trustee for one or more First Lien Secured Parties, the Additional First Lien Secured Party acknowledges that it has the authority to bind such First Lien Secured Parties to the Intercreditor Agreement and such First Lien Secured Parties are hereby bound by the terms and conditions of the Intercreditor Agreement. The Additional First Lien Secured Party hereby agrees (on behalf of itself and any First Lien Secured Party claiming through it) to comply with the terms of the Intercreditor Agreement.

(d) The address of the Additional First Lien Secured Party for purposes of all notices and other communications is: [                    ].

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[ ]

By
Name:
Title:
WEST CORPORATION

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By
Name:
Title:

ANNEX II

SUPPLEMENT NO. [                    ] dated as of [            ], 20    , to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of June 17, 2016 (the “First Lien Intercreditor Agreement”), by and among the Borrower, certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Wells Fargo, as Controlling Collateral Agent, [the trustee], as Initial Other Authorized Representative and certain other Persons party thereto from time to time.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to the Credit Agreement and certain Other First Lien Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the First Lien Intercreditor Agreement. Section 5.15 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Other First Lien Documents.

Accordingly, each Authorized Representative and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 5.15 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to each Authorized Representative and the other First Lien Secured Parties that (i) it has the full power and authority to enter into this Supplement and (ii) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Law and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when each Authorized Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor

Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien Intercreditor Agreement.

SECTION 8. The Borrower agrees to reimburse each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for each Authorized Representative as required by the applicable Secured Credit Documents.

IN WITNESS WHEREOF, the New Grantor, and each Authorized Representative have duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Credit Agreement Collateral Agent and Authorized Representative,

By:
Name:
Title:

By:
Name:
Title:

[ ], as the Initial Other Authorized Representative,

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]